UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 4, 2008, Genoptix, Inc., a Delaware corporation (“Genoptix”) entered into a lease agreement with Blackmore Signal Hill, a California limited partnership (“Blackmore”) for approximately 12,472 square feet of office space in Carlsbad, California.  The initial two-year term of the lease commenced on February 1, 2008, and Blackmore has granted Genoptix three options to extend the term of the lease for additional one-year terms (each, an “Option Term”).  Under the lease, the minimum monthly rent payable is approximately $29,000 during the first year of the lease and will increase to approximately $30,000 per month in the second year of the lease.  In the event Genoptix chooses to extend to the term of the lease beyond the initial two-year term, the minimum monthly rent payable will be increased to approximately $31,000 in the first Option Term, approximately $32,000 in the second Option Term and approximately $33,000 in the third Option Term.  This summary of the lease is qualified in its entirety by reference to the full text of the lease, which is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	Standard Multi-Tenant Office Lease dated February 4, 2008 by and between Genoptix, Inc. and Blackmore Signal Hill, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: February 7, 2008	By:	/s/ Christian V. Kuhlen
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Standard Multi-Tenant Office Lease dated February 4, 2008 by and between Genoptix, Inc. and Blackmore Signal Hill, L.P.